ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-79942, 333-03865, 33-66980, 33-86230, 333-01874.

                                             Arthur Andersen LLP

Phoenix, Arizona
 December 30, 1996